UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2018

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the merger of Sunshine Bancorp, Inc., a Maryland corporation ("Sunshine Bancorp"), with and into CenterState Bank Corporation, a Florida corporation ("CenterState"), with CenterState as the surviving entity, effective as of 12:01 a.m. on January 1, 2018 (the "Effective Time") pursuant to the Agreement and Plan of Merger, dated as of August 12, 2017 (the "Merger Agreement"), by and between CenterState  and Sunshine Bancorp.

Item 2.01        Completion of Acquisition or Disposition of Assets.

On January 1, 2018, pursuant to the Merger Agreement, Sunshine Bancorp was merged into CenterState, with CenterState as the surviving entity (the "Merger"). Immediately following the Merger, Sunshine Bank, a federally chartered savings bank that was wholly owned by Sunshine Bancorp, was merged into CenterState Bank, N.A. ("CenterState Bank"), a national banking association wholly owned by CenterState, with CenterState Bank as the surviving entity.

Under the terms of the Merger Agreement, Sunshine Bancorp stockholders were entitled to receive 0.89 shares of CenterState common stock for each outstanding share of Sunshine Bancorp common stock they owned. No fractional shares of CenterState common stock were issued in the Merger and any fractional share of CenterState common stock will be paid at the rate of $25.94 per share.

At the Effective Time, each Sunshine Bancorp stock option that is outstanding will become fully vested and represent the right to purchase shares of CenterState common stock equal to the number of shares subject to such Sunshine Bancorp stock option multiplied by 0.89 (rounded to the nearest whole share), and at an exercise price equal to the exercise price per share of the Sunshine Bancorp stock option divided by 0.89 (rounded to the nearest cent). Additionally, at the Effective Time, each outstanding restricted stock award vested in full and such shares were converted into the right to receive shares of CenterState common stock pursuant to the 0.89 exchange ratio.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Sunshine Bancorp's Current Report on Form 8-K filed on August 15, 2017 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Sunshine Bancorp no longer fulfills the listing requirements of the NASDAQ Stock Market ("NASDAQ").  On December 29, 2017, Sunshine Bancorp notified NASDAQ that trading in Sunshine Bancorp common stock should be suspended and the listing of Sunshine Bancorp common stock should be removed, in each case prior to the opening of the market on January 2, 2018.  NASDAQ has filed a notification of removal from listing of Sunshine Bancorp common stock on Form 25 with the Securities and Exchange Commission.  CenterState, as successor to Sunshine Bancorp, intends to file a Form 15 with respect to the Sunshine Bancorp common stock requesting the deregistration of the Sunshine Bancorp common stock under Section 12 of the Securities Exchange Act of 1934 and the suspension of Sunshine Bancorp's reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Sunshine Bancorp's directors and executive officers ceased serving in such capacities.

Item 9.01.           Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b) Pro Forma Financial Information.  Not Applicable

(c) Shell Company Transactions. Not Applicable

(d) Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and between CenterState Bank Corporation and Sunshine Bancorp, Inc., dated August 12, 2017

*	Incorporated by reference to Exhibit 2.1 to Registrant's Form 8-K filed on August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERSTATE BANK CORPORATION, as successor by merger to Sunshine Bancorp, Inc.

DATE: January 2, 2018	By:/s/ John C. Corbett
John C. Corbett
President and Chief Executive Officer

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